UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2005

Date of Report (Date of earliest event reported)

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices)	(Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2005, Northland Cable Properties Seven Limited Partnership (the “Partnership”) executed a purchase and sale agreement to sell the operating assets and franchise rights of its cable system serving the community of Brenham, Texas to Cequel III Communications I, LLC, an unaffiliated third party. The transaction is expected to close by the end of March 2005, and is subject to customary closing conditions.

The terms of the purchase and sale agreement included a sales price of $2,291 per subscriber, and requires that approximately $850,000 of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership eighteen months from the closing of the transaction. Management estimates that the net proceeds to be received upon closing will be approximately $6.8 million, all of which will be used to pay down amounts outstanding under the Partnership’s Credit Facility (currently $18,275,000). As of September 30, 2004, the Brenham system served approximately 3,474 subscribers or approximately 15.6% of the Partnership’s total subscribers. For the nine months ended September 30, 2004, the system represented approximately 16.5% of the Partnership’s total revenues and generated operating income before depreciation and amortization expense and gain (loss) on disposal of assets of approximately $493,000.

Some of the statements in this filing are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this filing include, without limitation, the statements regarding the estimated proceeds of the sale. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Without limitation, these factors include the following: if conditions to closing the transactions are not satisfied, the transactions may not be consummated or may be consummated on terms (including the purchase price) that are different from the terms currently agreed to by the parties, and management’s current estimates of holdback amounts and related transaction costs may be materially different from the actual amounts determined at closing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership

	By:	Northland Communications Corporation (Managing General Partner)

Dated: February 7, 2005	By:	/s/ GARY S. JONES
Name: Gary S. Jones
Title: President

Dated: February 7, 2005	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark
Title: Executive Vice President, Treasurer and Assistant Secretary